Calculation of Filing Fee Tables
S-1
EvoAir Holdings Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid		Equity	Ordinary Shares, par value $0.001 per share	457(o)			$ 11,500,000.00		$ 1,759.50
Fees Previously Paid		Equity	Ordinary Shares, par value $0.001 per share	457(o)			$ 5,000,000.00		$ 765.00
Fees Previously Paid	1	Equity	Underwriters Warrants	Other			$ 0.00		$ 0.00
Fees Previously Paid		Equity	Ordinary shares underlying underwriter's warrants	457(o)			$ 812,187.50		$ 124.26
Fees Previously Paid		Equity	Ordinary Shares, par value $0.001 per share	457(o)			$ 21,562,500.00		$ 3,301.22
Fees Previously Paid		Equity	Ordinary Shares, par value $0.001 per share	457(o)			$ 6,718,725.00		$ 1,028.64
Fees Previously Paid	2	Equity	Underwriters Warrants	Other			$ 0.00		$ 0.00
Fees Previously Paid		Equity	Ordinary shares underlying underwriter's warrants	457(o)			$ 1,522,851.56		$ 233.15
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 47,116,264.06		$ 7,211.77
			Total Fees Previously Paid:						$ 7,211.77
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	We have also agreed to issue to the Representative and its affiliates or employees warrants to purchase a number of common stock equal to 10% of the total number of shares of common stock sold in this offering, including any shares issued upon exercise of the underwriters' over-allotment option. The Representative's Warrants will have an exercise price per share equal to 125% of the public offering price per share in this offering and may be exercised on a cashless basis.

[2]	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended. Includes the shares that the underwriters have the option to purchase to cover over-allotments, if any.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date